SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Preliminary Proxy Statement

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☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SKYWORKS SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SKYWORKS SOLUTIONS, INC. STOCKHOLDER INVITATION

March 30, 2009

Dear Stockholder:

I am pleased to invite you to attend the 2009 annual meeting of stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Tuesday, May 12, 2009, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the enclosed proxy card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the enclosed proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may withdraw a previously submitted proxy at that time.

Sincerely yours,

David J. McLachlan
Chairman of the Board

      SKYWORKS SOLUTIONS, INC. NOTICE OF ANNUAL MEETING

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801 (781) 376-3000	Irvine, CA 92617 (949) 231-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, MAY 12, 2009

To the Stockholders of Skyworks Solutions, Inc.:

The 2009 annual meeting of stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Tuesday, May 12, 2009, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts (the “Annual Meeting”) to act upon the following proposals:

1. To elect three members of the Board of Directors of the Company to serve as Class I directors with terms expiring at the 2012 annual meeting of stockholders.

2. To approve an amended and restated 2005 Long-Term Incentive Plan that (1) increases the number of shares available for issuance under the plan by the sum of (a) 12.5 million shares, (b) the number of shares available for issuance under the 1999 Employee Long Term Incentive Plan (the “1999 Plan”) that are unused as of the expiration date of such plan, and (c) the number of shares subject to awards outstanding under the 1999 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased, and (2) allows the grant of stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and increases the limit on awards to 1.5 million shares per participant per calendar year.

3. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2009.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 24, 2009, are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, we urge you to vote promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Your proxy may be revoked at any time prior to the Annual Meeting. Any stockholder attending the Annual Meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the broker.

By Order of the Board of Directors,

MARK V.B. TREMALLO
Vice President, General Counsel and Secretary

Woburn, Massachusetts
March 30, 2009

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

SKYWORKS SOLUTIONS, INC.

20 Sylvan Road	5221 California Avenue
Woburn, MA 01801 (781) 376-3000	Irvine, CA 92617 (949) 231-3000

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Skyworks Solutions, Inc., a Delaware corporation (“Skyworks” or the “Company”), for use at the Company’s annual meeting of stockholders to be held at 2:00 p.m., local time, on Tuesday, May 12, 2009, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts or at any adjournment or postponement thereof (the “Annual Meeting”). The Company’s Annual Report, which includes financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operation for the fiscal year ended October 3, 2008, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy are being first mailed to stockholders on or about March 31, 2009.

Only stockholders of record at the close of business on March 24, 2009 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of March 24, 2009, there were 166,868,058 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ certificate of incorporation and by-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting. As a stockholder, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet. If your shares are held in “street name” by your broker (or other nominee), the broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, the broker will be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters (in which case any shares voted by the broker will be treated as “broker non-votes”). If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of a majority of the issued and outstanding common shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has indicated that it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Pursuant to the Company’s by-laws, directors are elected by a plurality vote and, therefore, the three nominees who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Accordingly, abstentions, which will not be voted, will not affect the outcome of the election of the nominees to the Board of Directors. In addition, the election of directors is a “discretionary” matter on which a broker (or other nominee) is authorized to vote in the absence of instruction from the beneficial owner.

Regarding Proposals 2 and 3, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter, is required for approval. Whereas Proposal 2 involves a matter on which a broker (or other nominee) does not have discretionary authority to vote, a broker (or other nominee) does have discretionary authority to vote on Proposal 3. With respect to Proposals 2 and 3, an abstention will have the same effect as a “no” vote. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders will be tabulated separately.

The persons named as attorneys-in-fact in the proxies, David J. Aldrich and Mark V.B. Tremallo, were selected by the Board of Directors and are officers of the Company. Each executed proxy returned in time to be counted at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the three nominees to the Board of Directors, FOR the approval of the amended and restated 2005 Long-Term Incentive Plan, and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2009 fiscal year.

If you plan to attend the Annual Meeting, please be sure to check the designated box on your proxy card indicating your intent to attend, and save the admission ticket attached to your proxy (the top half); or, indicate your intent to attend through Skyworks’ telephone or Internet voting procedures, and save the admission ticket attached to your proxy. If your shares are held in “street name” by your broker (or other nominee), please check your proxy card or contact your broker (or other nominee) to determine whether you will be able to indicate your intent to attend by telephone or via the Internet. In order to be admitted to the Annual Meeting, you will need to present your admission ticket, as well as provide a valid picture identification, such as a driver’s license or passport. If your shares are held in “street name” by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it at the Annual Meeting in order to vote.

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-4700. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the enclosed postage-prepaid envelope (or voted by telephone or via the Internet, as described therein). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

If you are a participant in the Skyworks 401(k) Savings and Investment Plan, you will receive a proxy card for the Skyworks shares you own through the 401(k) Plan. That proxy card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2009

The Proxy Statement and the Company’s Annual Report are available at www.skyworksinc.com/annualreport.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 10, 2009, by the following individuals or entities: (i) each person who beneficially owns 5% or more of the outstanding shares of the Company’s common stock as of March 10, 2009; (ii) the Named Executive Officers (as defined herein under the heading “Compensation Tables for Named Executive Officers”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 10, 2009, there were 166,748,944 shares of Skyworks common stock issued and outstanding.

In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within 60 days of March 10, 2009, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares		Percent
Names and Addresses of Beneficial Owners(1)	Beneficially Owned(2)		of Class

Wellington Management Company, LLP	13,472,941	(3)	8.0%
The Vanguard Group, Inc.	10,682,689	(4)	6.4%
Dimensional Fund Advisors L.P.	10,197,121	(5)	6.1%
Barclays Global Investors, N.A	10,953,178	(6)	6.6%
David J. Aldrich	2,393,366	(7)	1.4%
Kevin L. Beebe	106,250		(*	)
Moiz M. Beguwala	253,842		(*	)
Bruce J. Freyman	388,981	(7)	(*	)
Timothy R. Furey	166,250		(*	)
Liam K. Griffin	632,044	(7)	(*	)
Balakrishnan S. Iyer	316,767		(*	)
Thomas C. Leonard	197,807		(*	)
David P. McGlade	91,250		(*	)
David J. McLachlan	183,850		(*	)
Donald W. Palette	88,691	(7)	(*	)
Robert A. Schriesheim	42,500		(*	)
Gregory L. Waters	645,951	(7)	(*	)
All current directors and executive officers as a group (15 persons)	6,000,001	(7)	3.5%

*	Less than 1%

(1)	Unless otherwise noted in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801 and stockholders have sole voting and investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

(2)	Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 10, 2009 (the “Current Options”), as follows: Aldrich — 1,961,754 shares under Current Options; Beebe — 93,750 shares under

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Current Options; Beguwala — 227,987 shares under Current Options; Freyman — 321,250 shares under Current Options; Furey — 153,750 shares under Current Options; Griffin — 477,030 shares under Current Options; Iyer — 298,185 shares under Current Options; Leonard — 138,750 shares under Current Options; McGlade — 78,750 shares under Current Options; McLachlan — 168,750 shares under Current Options; Palette — 55,000 shares under Current Options; Schriesheim — 30,000 shares under Current Options; Waters — 514,530 shares under Current Options; current directors and executive officers as a group (15 persons) — 4,785,307 shares under Current Options.

(3)	Consists of shares beneficially owned by Wellington Management Company, LLP, which has shared voting control as to 8,325,721 shares and shared dispositive power over all such shares. With respect to the information relating to Wellington Management Company, LLP, the Company has relied on information supplied by Wellington Management Company, LLP on a Schedule 13G filed with the SEC on February 17, 2009. The address and principal business office of Willington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(4)	Consists of shares beneficially owned by The Vanguard Group, Inc., which has sole voting control as 189,911 shares and sole dispositive power over all such shares. With respect to the information relating to The Vanguard Group, Inc., the Company has relied on information supplied by The Vanguard Group, Inc. on a Schedule 13G filed with the SEC on February 13, 2009. The address and principal business office of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)	Consists of shares beneficially owned by Dimensional Fund Advisors L.P., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, in its capacity as investment advisor to certain investment companies, trusts and accounts. Dimensional Fund Advisors L.P. has sole voting and dispositive power over all such shares. With respect to the information relating to Dimensional Fund Advisors L.P., the Company has relied on information supplied by Dimensional Fund Advisors L.P. on a Schedule 13G/A filed with the SEC on February 9, 2009. The address of Dimensional Fund Advisors L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)	Consists of shares beneficially owned by Barclays Global Investors, NA. and a group of affiliated entities, which reported sole voting and dispositive power as of December 31, 2008, as follows: (i) Barclays Global Investors, N.A., sole voting power as to 3,150,393 shares and sole dispositive power as to 3,667,026 shares; (ii) Barclays Global Fund Advisors, sole voting power as to 5,287,026 shares and sole dispositive power as to 7,173,996 shares; and (iii) Barclays Global Investors, Ltd., sole voting power as to 5,880 shares and sole dispositive power as to 112,156 shares. With respect to the information relating to the affiliated Barclays Global Investors entities, the Company has relied on information supplied by Barclays Global Investors, NA on a Schedule 13G filed with the SEC on February 5, 2009. The address of the principal business office of Barclays Investors Global, NA is 400 Howard Street, San Francisco, California 94105.

(7)	Includes shares held in the Company’s 401(k) Savings and Investment Plan.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

PROPOSALS TO BE VOTED

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s certificate of incorporation and by-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. The Board of Directors currently is composed of nine (9) members: three Class I directors, three Class II directors and three Class III directors. The terms of these three classes are staggered in a manner so that only one class is elected by stockholders annually.

Messrs. Iyer, Leonard and Schriesheim have been nominated for election as Class I directors to hold office until the 2012 annual meeting of stockholders and thereafter until their successors have been duly elected and qualified. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the three nominees.

Each person nominated for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person. No director, director nominee or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Set forth below is summary information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, including the year such nominee or director was first elected a director, the positions currently held by the nominee and each director with the Company, the year each nominee’s or director’s term will expire and class of director of each nominee and each director. This information is followed by additional biographical information about these individuals, as well as the Company’s other executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED BELOW

		Year
Nominee’s or Director’s		Director
Name (and Year He		Term Will	Class of
First Became a Director)	Position(s) with the Company	Expire	Director

Nominees:
Balakrishnan S. Iyer (2002)(1)	Non-Employee Director	2009	I
Thomas C. Leonard (1996)	Non-Employee Director	2009	I
Robert A. Schriesheim (2006)(1)(2)	Non-Employee Director	2009	I
Continuing Directors:
Kevin L. Beebe (2004)(1)(2)(3)	Non-Employee Director	2010	II
Timothy R. Furey (1998)(2)(3)	Non-Employee Director	2010	II
David J. McLachlan (2000)(1)(3)	Non-Employee Director and Chairman of the Board	2010	II
David J. Aldrich (2000)	President, Chief Executive Officer and Director	2011	III

Moiz M. Beguwala (2002)(3)	Non-Employee Director	2011	III
David P. McGlade (2005)(1)(2)(3)	Non-Employee Director	2011	III

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth for each director and executive officer of the Company, his age and position with the Company as of March 12, 2009:

Name	Age	Title

David J. McLachlan	70	Chairman of the Board
David J. Aldrich	52	President, Chief Executive Officer and Director
Kevin L. Beebe	49	Director
Moiz M. Beguwala	62	Director
Timothy R. Furey	50	Director
Balakrishnan S. Iyer	52	Director
Thomas C. Leonard	74	Director
David P. McGlade	48	Director
Robert A. Schriesheim	48	Director
Donald W. Palette	51	Vice President and Chief Financial Officer
Bruce J. Freyman	48	Vice President, Worldwide Operations
Liam K. Griffin	42	Senior Vice President, Sales and Marketing
George M. LeVan	63	Vice President, Human Resources
Mark V.B. Tremallo	52	Vice President, General Counsel and Secretary
Gregory L. Waters	48	Executive Vice President and General Manager, Front-End Solutions

David J. Aldrich, age 52, has served as Chief Executive Officer, President and Director of the Company since April 2000. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1996 to May 1999, when he was appointed Executive Vice President, Mr. Aldrich served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. From 1989 to 1995, Mr. Aldrich held senior management positions at M/A-COM, Inc. (developer and manufacturer of radio frequency and microwave semiconductors, components and IP networking solutions), including Manager Integrated Circuits Active Products, Corporate Vice President Strategic Planning, Director of Finance and Administration and Director of Strategic Initiatives with the Microelectronics Division. Mr. Aldrich has also served since February 2007 as a director of Belden Inc. (a publicly traded designer and manufacturer of cable products and transmission solutions).

Kevin L. Beebe, age 49, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial and operational advice to investors and management, and whose clients include Carlyle Group, GS Capital Partners, KKR and TPG Capital). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation, a telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a wireless communication company. He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager.

Moiz M. Beguwala, age 62, has been a director since June 2002. He served as Senior Vice President and General Manager of the Wireless Communications business unit of Conexant from January 1999 to June 2002. Prior to Conexant’s spin-off from Rockwell International Corporation, Mr. Beguwala served as Vice President and General Manager, Wireless Communications Division, Rockwell Semiconductor Systems, Inc. from October 1998 to December 1998; Vice President and General Manager Personal Computing Division, Rockwell Semiconductor

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Systems, Inc. from January 1998 to October 1998; and Vice President, Worldwide Sales, Rockwell Semiconductor Systems, Inc. from October 1995 to January 1998. Mr. Beguwala serves on the Board of Directors of SIRF Technology (a publicly traded GPS semiconductor solutions company) and Powerwave Technologies, Inc. (a publicly traded wireless solutions supplier for communications networks worldwide), and as Chairman of the Board of RF Nano Corporation (a privately held semiconductor company).

Timothy R. Furey, age 50, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned sales and marketing strategy and technology professional services firm) since 1991. His company’s clients include organizations such as IBM, British Telecom and other global Fortune 500 companies selling complex technology products and services into both OEM and end-user markets. Prior to 1991, Mr. Furey held a variety of consulting positions with Boston Consulting Group, Strategic Planning Associates, Kaiser Associates and the Marketing Science Institute.

Balakrishnan S. Iyer, age 52, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc. from October 1998 to June 2003, and has been a director of Conexant since February 2002. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was corporate controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the Board of Directors of Conexant, Life Technologies Corp., Power Integrations, QLogic Corporation, and IHS, Inc. (each a publicly traded company).

Thomas C. Leonard, age 74, has been a director since August 1996. From April 2000 until June 2002 he served as Chairman of the Board of the Company, and from September 1999 to April 2000, he served the Company as Chief Executive Officer. From July 1996 to September 1999, he served as President and Chief Executive Officer. Mr. Leonard joined the Company in 1992 as a Division General Manager and was elected a Vice President in 1994. Mr. Leonard has over 30 years of experience in the microwave industry, having held a variety of executive and senior level management and marketing positions at M/A-COM, Inc., Varian Associates, Inc. and Sylvania.

David P. McGlade, age 48, has been a director since February 2005. Since April 2005, he has served as the Chief Executive Officer and a director of Intelsat, Ltd. (a privately held worldwide provider of fixed satellite services). Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK, a subsidiary of mmO2, a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS. He also serves as a director of WildBlue Communications, Inc. (a privately held satellite broadband services provider).

David J. McLachlan, age 70, has been a director since 2000 and Chairman of the Board since May 2008. Mr. McLachlan served as a senior advisor to the Chairman and Chief Executive Officer of Genzyme Corporation (a publicly traded biotechnology company) from 1999 to 2004. He also was the Executive Vice President and Chief Financial Officer of Genzyme from 1989 to 1999. Prior to joining Genzyme, Mr. McLachlan served as Vice President, Chief Financial Officer of Adams-Russell Company (an electronic component supplier and cable television franchise owner). Mr. McLachlan also serves on the Board of Directors of Dyax Corp. (a publicly traded biotechnology company) and HearUSA, Ltd. (a publicly traded hearing care services company).

Robert A. Schriesheim, age 48, has been a director since 2006. Mr. Schriesheim has been Executive Vice President, Chief Financial Officer and Principal Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider) since October 2006, and a director since May 2006. Previously, he was affiliated with ARCH Development Partners, LLC (a seed stage venture capital fund) since August 2002, and served as a managing general partner since January 2003. From February 1999 to March 2002, Mr. Schriesheim served in various capacities including as Executive Vice President of Corporate Development, Chief Financial Officer, and a director, of Global Telesystems, Inc. (a London, England-based, publicly traded provider of telecommunications, data and related services). From 1997 to 1999, Mr. Schriesheim was President and Chief Executive Officer of SBC Equity Partners, Inc. (a private equity firm). From 1996 to 1997, Mr. Schriesheim was Vice President of Corporate Development for Ameritech Corporation (a communications company). From 1993 to 1996, he was Vice President of Global Corporate Development for AC Nielsen Company, a subsidiary of Dunn & Bradstreet. Mr. Schriesheim is also non-executive Co-Chairman of MSC Software Corp. (a publicly traded provider of integrated simulation

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

solutions for designing and testing manufactured products), Chairman of the Board of Alyst Acquisition Corp. (a publicly traded entity targeting an acquisition in the telecommunications industry), and a director of Enfora (a privately held provider of intelligent wireless machine-to-machine modules and integrated platform solutions).

Donald W. Palette, age 51, joined the Company as Vice President and Chief Financial Officer of Skyworks in August 2007. Previously, from May 2005 until August 2007, Mr. Palette served as Senior Vice President, Finance and Controller of Axcelis Technologies, Inc. (a publicly traded semiconductor equipment manufacturer). Prior to May 2005, he was Axcelis’ Controller beginning in 1999, Director of Finance beginning August 2000, and Vice President and Treasurer beginning in 2003. Before joining Axcelis in 1999, Mr. Palette was Controller of Financial Reporting/Operations for Simplex, a leading manufacturer of fire protection and security systems. Prior to that, Mr. Palette was Director of Finance for Bell & Howell’s Mail Processing Company, a leading manufacturer of high speed mail insertion and sorting equipment.

Bruce J. Freyman, age 48, joined the Company as Vice President, Worldwide Operations in May 2005. Previously, he served as president and chief operating officer of Amkor Technology and also held various senior management positions, including executive vice president of operations from 2001 to 2004, Earlier, Freyman spent 10 years with Motorola managing their semiconductor packaging operations for portable communications products.

Liam K. Griffin, age 42, joined the Company in August 2001 and serves as Senior Vice President, Sales and Marketing. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001, and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems.

George M. LeVan, age 63, has served as Vice President, Human Resources since June 2002. Previously, Mr. LeVan served as Director, Human Resources, from 1991 to 2002 and has managed the human resource department since joining the Company in 1982. Prior to 1982, he held human resources positions at Data Terminal Systems, Inc., W.R. Grace & Co., Compo Industries, Inc. and RCA.

Mark V.B. Tremallo, age 52, joined the Company in April 2004 and serves as Vice President, General Counsel and Secretary. Previously, from January 2003 to April 2004, Mr. Tremallo was Senior Vice President and General Counsel at TAC Worldwide Companies (a technical workforce solutions provider). Prior to TAC, from May 1997 to May 2002, he was Vice President, General Counsel and Secretary at Acterna Corp. (a global communications test equipment and solutions provider). Earlier, Mr. Tremallo served as Vice President, General Counsel and Secretary at Cabot Safety Corporation.

Gregory L. Waters, age 48, joined the Company in April 2003, and has served as Executive Vice President and General Manager, Front-End Solutions since October 2006, Executive Vice President beginning November 2005, and Vice President and General Manager, Cellular Systems as of May 2004. Previously, from February 2001 until April 2003, Mr. Waters served as Senior Vice President of Strategy and Business Development at Agere Systems and, beginning in 1998, held positions there as Vice President of the Wireless Communications business and Vice President of the Broadband Communications business. Prior to working at Agere, Mr. Waters held a variety of senior management positions within Texas Instruments, including Director of Network Access Products and Director of North American Sales.

CORPORATE GOVERNANCE

General

Board of Director Meetings:  The Board of Directors met seven (7) times during the fiscal year ended October 3, 2008 (“fiscal year 2008”). Each director attended at least 75% of the Board of Directors meetings and the meetings of the committees of the Board of Directors on which he served during fiscal year 2008.

Director Independence:  Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Moiz M. Beguwala, Timothy R. Furey, Balakrishnan S. Iyer, Thomas C. Leonard, David J. McLachlan, David P. McGlade and Robert A. Schriesheim, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director and are independent directors of the Company within the meaning of applicable NASDAQ Rules.

Corporate Governance Guidelines:  The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s Corporate Governance Guidelines is available on the Investor Relations portion the Company’s website at: http://www.skyworksinc.com.

In accordance with these Corporate Governance Guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2008. The Chairman of the Board serves as presiding director for these meetings.

Stockholder Communications:  Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by writing directly to those individuals at the following address: 20 Sylvan Road, Woburn, MA 01801. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

Codes of Ethics:  The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors (the “Code”), as well as a Code of Ethics for Principal Financial Officers. The Code applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics free of charge through our website, which is located at www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed pursuant to rules of the SEC and the NASDAQ Rules by posting any such amendment or waivers on our website and disclosing any such waivers in a Form 8-K filed with the SEC.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Audit Committee:  Skyworks has established a separately designated Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Mr. Schriesheim, who currently serves as the chairman, and Messrs. Beebe, Iyer, McGlade and McLachlan. The Board of Directors has determined that each of the members of the committee is independent within the meaning of applicable NASDAQ Rules and Rule 10A-3 under the Exchange Act. The Board of Directors has determined that each of the Chairman of the Audit Committee, Mr. Iyer, and Mr. McLachlan, is an “audit

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met nine (9) times during fiscal year 2008.

The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at: http://www.skyworksinc.com.

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP for fiscal year 2008.

Compensation Committee:  The members of the Compensation Committee are Mr. Furey, who serves as the chairman, and Messrs. Beebe, McGlade and Schriesheim, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules. The Compensation Committee met six (6) times during fiscal year 2008. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation, of the Chief Executive Officer, all other executive officers and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

The Compensation Committee has engaged Aon/Radford Consulting to assist it in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under the heading “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee:  The members of the Nominating and Corporate Governance Committee, each of whom the Board of Directors has determined is independent within the meaning of applicable NASDAQ Rules, are Mr. Beebe, who serves as the chairman, and Messrs. Beguwala, Furey, McGlade, and McLachlan. The Nominating and Corporate Governance Committee met five (5) times during fiscal year 2008. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or re- election to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the evaluation of the performance of the Board of Directors and its committees, and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at: http://www.skyworksinc.com.

Director Nomination Procedures:  The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

•	A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business or other disciplines relevant to the business of the Company.

•	A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

•	The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

•	Economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

•	Leadership or substantial achievement in their particular fields;

•	Demonstrated ability to exercise sound business judgment;

•	Integrity and high moral and ethical character;

•	Potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

•	Capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

•	Ability to work well with others;

•	High degree of interest in the business of the Company;

•	Dedication to the success of the Company;

•	Commitment to the responsibilities of a director; and

•	International business or professional experience.

In addition, the committee will consider that a majority of the Board of Directors must meet the independence requirements promulgated by the applicable NASDAQ Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board of Directors, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided the stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. To date, the Nominating and Corporate Governance

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Committee has not received a recommendation for a director nominee from any stockholder of the Company.

Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors in 2010 may do so by submitting a written recommendation to the committee not later than December 30, 2009, in accordance with the procedures set forth below in this Proxy Statement under the heading “Stockholder Proposals.” For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

•	Name of the stockholder, whether an entity or an individual, making the recommendation;

•	A written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

•	Name of the individual recommended for consideration as a director nominee;

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

•	A written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and The NASDAQ Stock Market, Inc.;

•	A written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

•	A written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest.

Nominations may be sent to the attention of the committee via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, Massachusetts 01801, Attn: Nominating and Corporate Governance Committee, c/o Secretary of Skyworks Solutions, Inc.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

PROPOSAL 2

APPROVAL OF THE AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, on its ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. The Company believes that its stock-based compensation programs are central to this objective. The Company anticipates that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond next year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards. We are currently authorized to issue up to 15 million shares of our common stock, subject to adjustment in the event of stock splits and other similar events, pursuant to awards granted under the 2005 Long-Term Incentive Plan (the “2005 LTIP”). As of February 27, 2009, there were approximately 2.9 million shares remaining available for future awards under the 2005 LTIP, approximately 0.4 million shares remaining available for future awards under the 1999 Employee Long-Term Incentive Plan (the “1999 Plan”), and approximately 0.6 million shares remaining available for future awards under the 2008 Director Long-Term Incentive Plan (the “2008 Director Plan”). After April 26, 2009, no further options may be awarded under the 1999 Plan, and, if this proposal is approved by the stockholders, any shares that remain available for grant as of such date will roll over into the pool of shares that are available for grant under the 2005 LTIP. Both the 2005 LTIP and 2008 Director Plan (1) provide a discounted “share reduction” formula in the pool of available shares, whereby the issuance of any “full value” award (i.e., an award other than a nonqualified stock option with up to a seven (7) year term) will reduce the pool of available shares by 1.5 shares, and (2) prohibit repricing, or reducing the exercise price of a stock option, without first obtaining stockholder approval.

On March 26, 2009, the Board of Directors adopted the Amended and Restated 2005 Long-Term Incentive Plan, subject to stockholder approval, to increase the number of shares available for issuance under the plan and to make certain other amendments to the 2005 LTIP, as further described below.

Summary of Proposed Amendments

The material changes implemented by the amendment and restatement of the 2005 LTIP are as follows:

(i) increase, from 15 million to 27.5 million, the number of shares of our common stock available for issuance under the 2005 LTIP, subject to adjustment in the event of stock splits and other similar events;

(ii) allow the issuance of additional shares of common stock under the 2005 Plan (up to 15 million shares, subject to adjustment in the event of stock splits and other similar events) as is equal to the sum of (x) the number of shares of common stock reserved for issuance under the 1999 Plan that remain available for grant as of April 26, 2009, and (y) the number of shares of common stock subject to awards granted under the 1999 Plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original purchase price pursuant to a contractual repurchase right after April 26, 2009; and

(iii) allow the Company to grant stock-based awards of up to 1.5 million shares per participant per calendar year, which limitation is required to allow the Company to grant awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby avoiding the deduction limitations under Section 162(m).

The Company believes that its stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the amended and restated 2005 LTIP vital to the Company’s future success.

As of February 27, 2009, the Company had (i) a total of 25,186,731 shares reserved for issuance pursuant to outstanding stock options, with a weighted average exercise price of $10.22 and a weighted average life of 5.35 years, (ii) a total of 583,231 issued but unvested restricted shares and (iii) a total of 2,761,574 unissued shares under performance share awards.

Depending on the mix of “full value” and stock options awarded under the 2005 LTIP, additional dilution resulting from the proposed 12.5 million increase in the number of shares of Common Stock available for issuance under the 2005 LTIP would range from 5.0% to a maximum of 7.5% (based on shares outstanding as of February 27,

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

2009). However, as there are already approximately 14.7 million shares underlying options that are currently outstanding under the 1999 Plan, the proposed rollover of up to 15 million additional shares from the 1999 Plan into the 2005 LTIP will not result in an increase in our aggregate overhang. As of February 27, 2009, 83% of outstanding stock options were underwater with exercise prices greater than the current trading price of the common stock.

Description of the 2005 LTIP, as Proposed to be Amended and Restated

This summary is qualified in its entirety by reference to the 2005 LTIP, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2005 LTIP may be obtained from the Secretary of the Company.

Types of Awards

The 2005 LTIP provides for the grant of nonqualified stock options, restricted stock awards, stock appreciation rights and other stock and cash-based awards, including the grant of shares based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock (collectively, “Awards”).

Nonqualified Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of seven (7) years. The 2005 LTIP permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of common stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Unless such action is approved by the Company’s stockholders: (1) no outstanding option may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of the option (other than adjustments to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) and (2) the Board of Directors may not cancel any outstanding option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. No option shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Instead of issuing common stock that is subject to repurchase, the Board may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.

Stock Appreciation Rights.  Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock over the value of the Common on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights.

Other Stock and Cash-Based Awards.  Under the 2005 LTIP, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares and/ or cash based upon certain conditions such as performance-based conditions and the grant of securities convertible into common stock.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to an officer will

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) revenue (b) net income (loss), (c) operating income (loss), (d) gross profit, (e) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (f) operating profit before or after discontinued operations, interest, taxes, depreciation and/or amortization, (g) earnings (loss) per share, (h) net cash flow, (i) cash flow from operations, (j) revenue growth, (k) earnings growth, (l) gross margins, (m) operating margins, (n) net margins, (o) inventory management, (p) working capital, (q) return on sales, assets, equity or investment, (r) cash or cash equivalent position, (s) achievement of balance sheet or income statement objectives, (t) total stockholder return, (u) stock price, (v) completion of strategic acquisitions/dispositions, (w) manufacturing efficiency, (x) product quality, (y) customer satisfaction, (z) market share and (aa) improvement in financial ratings. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary and/or non-recurring items, (ii) the cumulative effects of changes in accounting principles, (iii) gains or losses on the disposition of discontinued operations, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, (vi) amortization of purchased intangibles associated with acquisitions, (vii) compensation expenses related to acquisitions, (viii) other acquisition related expenses, (ix) impairment charges, (x) gain or loss on minority equity investments, (xi) non-cash income tax expenses and (xii) equity-based compensation expenses. Such performance goals: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (C) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company. No performance awards may be granted after the Company’s first meeting of stockholders held in 2014 until the listed performance measures (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the Company’s stockholders in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

Eligibility to Receive Awards

Employees, officers, consultants and advisors of the Company and its subsidiaries, and of other business ventures in which the Company has a significant interest, are eligible to be granted Awards under the 2005 LTIP. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 LTIP is 1,500,000 shares per calendar year. The maximum amount of cash that can be paid pursuant to a cash-based award under the 2005 LTIP is $1.5 million per fiscal year per person.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Plan Benefits

As of March 24, 2009, approximately 3,200 persons were eligible to receive Awards under the 2005 LTIP, including the Company’s seven (7) executive officers. The grant of Awards under the 2005 LTIP is discretionary. The Company awarded Performance Share Awards on November 4, 2008 to its executive officers (the “Performance Awards”), which Performance Awards provide for the delivery to the recipients of specified numbers of shares of common stock over a three-year period based on the achievement of specified levels of operating margin. The Performance Awards are intended to be exempt from the deduction limitations under Section 162(m) of the Code and therefore are contingent on the stockholders approving the amendment and restatement of the 2005 LTIP. If the stockholders do not approve the amended and restated 2005 LTIP at the 2009 Annual Meeting, then the Performance Awards will be immediately and automatically forfeited by the recipients. Other than the Performance Awards, the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 24, 2009, the last reported sale price of the Company common stock on the NASDAQ Global Market was $7.76. The following table sets forth the maximum number of shares issuable under Performance Awards previously granted under the 2005 LTIP that remain subject to stockholder approval:

Maximum
Shares
Issuable
Under
Performance
Name	Award

David J. Aldrich	300,000
Donald W. Palette	94,000
Gregory L. Waters	104,000
Liam K. Griffin	104,000
Bruce J. Freyman	94,000

Executive Group	696,000

Administration

The 2005 LTIP is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 LTIP and to interpret the provisions of the 2005 LTIP. Pursuant to the terms of the 2005 LTIP, the Board of Directors may delegate authority under the 2005 LTIP to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 LTIP, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2005 LTIP, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the common stock), (iii) the duration of options (which may not exceed seven (7) years) and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2005 LTIP and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 LTIP also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the common stock of the Company for cash, securities or other property

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

pursuant to a share exchange transaction. In connection with a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing. The Board of Directors will specify the effect of a Reorganization Event on any other Award at the time the Award is granted.

If a Change in Control Event occurs, except to the extent specifically provided to the contrary in any Award agreement or any other agreement between a Participant and the Company, any options outstanding as of the date the Change of Control occur and not then exercisable shall automatically become fully exercisable and all restrictions and conditions on all Restricted Stock Awards shall automatically be deemed terminated or satisfied. A “Change in Control Event” occurs if the Continuing Directors (as defined below) cease for any reason to constitute a majority of the Board. A “Continuing Director” will include any member of the Board as of the effective date of the Plan and any individual nominated for election to the Board by a majority of the then Continuing Directors.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2005 LTIP.

Amendment or Termination

The Board of Directors may at any time amend, suspend or terminate the 2005 LTIP, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders. No Award may be granted under the 2005 LTIP after January 31, 2015, but Awards previously granted may extend beyond that date.

If stockholders do not approve the amendment of the 2005 LTIP, the proposed amendment to the 2005 LTIP will not go into effect and the Performance Awards will be forfeited. In such event, the Compensation Committee of the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Nonqualified Stock Options.  A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Restricted Stock; Restricted Stock Units.  A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term. The tax treatment of a restricted stock unit and the stock issued upon the vesting of a restricted stock unit is the same as described above for restricted stock, except that no Section 83(b) election may be made with respect to restricted stock units.

Stock Appreciation Rights.  A participant will not have income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the appreciation in the value of the stock underlying the stock appreciation right. When the stock distributed in settlement of the stock appreciation right is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the exercise date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
APPROVAL OF THE AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending October 2, 2009 (“fiscal year 2009”), and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended October 3, 2008, and has been the independent registered public accounting firm for the Company’s predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2009.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent within the meaning of applicable NASDAQ Rules. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for the year ended October 3, 2008, results of the internal and external audit examinations, evaluations of the Company’s internal controls and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 3, 2008, as filed with the SEC.

The Audit Committee

Kevin L. Beebe
Balakrishnan S. Iyer
David P. McGlade
David J. McLachlan
Robert A. Schriesheim, Chairman

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

AUDIT FEES

KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2008 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2008. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

	Fiscal Year		Fiscal Year
Fee Category	2008	% of Total	2007	% of Total

Total Audit Fees-Integrated Audit(1)	$1,356,000	97%	$1,295,000	91%
Audit-Related Fees(2)	—	0%	86,000	6%
Tax Fees(3)	45,000	3%	46,000	3%
All Other Fees(4)	2,000	0%	2,000	0%

Total Fees	$1,403,000	100%	$1,429,000	100%

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Fiscal year 2008 and fiscal year 2007 audit fees also included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes Oxley Act.

(2)	Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to registration statement filings for financing activities and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $45,000 and $46,000 of the total tax fees for fiscal year 2008 and 2007, respectively. Tax advice and tax planning services relate to assistance with tax audits.

(4)	All other fees for fiscal year 2008 and 2007 consist of licenses for accounting research software.

In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services to be provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, must be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by KPMG LLP during fiscal 2008 and fiscal 2007.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that follows with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2009 annual meeting of stockholders.

The Compensation Committee

Kevin L. Beebe
Timothy R. Furey, Chairman
David P. McGlade
Robert A. Schriesheim

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Who Sets Compensation for Senior Executives?

The Compensation Committee, which is comprised solely of independent directors within the meaning of applicable NASDAQ Rules, outside directors within the meaning of Section 162 of the Code and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components, and amounts, of compensation to be paid to our Chief Executive Officer, our Chief Financial Officer and each of our other executive officers, as well as any other officers or employees who report directly to the Chief Executive Officer.

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer and our three next most highly paid executive officers as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.”

What are the Objectives of Our Compensation Program?

The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

(1) ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

(2) providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to obtain our business objectives;

(3) providing short-term variable compensation that motivates executives and rewards them for achieving financial performance targets;

(4) providing long-term stock-based compensation that aligns the interest of our executives with stockholders and rewards them for increases in stockholder value; and

(5) ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

How Do We Determine the Components and Amount of Compensation to Pay?

The Compensation Committee sets compensation for the Named Executive Officers, including salary, short-term incentives and long-term stock-based awards, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

Retention of Compensation Consultant

The Compensation Committee has engaged Aon/Radford Consulting to assist the Compensation Committee in determining the components and amount of executive compensation. The consultant reports directly to the Compensation Committee, through its chairperson, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Role of Chief Executive Officer

The Compensation Committee also considered the recommendations of the Chief Executive Officer regarding the compensation of each of his direct reports, including the other Named Executive Officers. These recommendations included an assessment of each individual’s responsibilities, experience, individual performance and contribution to the Company’s performance, and also generally took into account internal factors such as historical compensation and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

Establishment of Comparator Group Data

In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2008, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 93 semiconductor companies1 and (ii) the public “peer” group data for 14 publicly-traded semiconductor companies with which the Company competes for executive talent:

*Anadigics *Analog Devices *Broadcom *Cypress Semiconductor	*Fairchild Semiconductor *Integrated Device Technology *Intersil *Linear Technology	*LSI Logic *National Semiconductor *ON Semiconductor *RF Micro Devices	*Silicon Laboratories *TriQuint Semiconductor

Utilization of Comparator Group Data

The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives and long-term stock-based compensation awards. In addition, in setting fiscal year 2008 compensation, the Compensation Committee sought and received input from its consultant regarding the base salaries for the Chief Executive Officer and each of his direct reports, the award levels and performance targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

After reviewing the data and considering the input, the Compensation Committee established a base salary, short-term incentive target and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also considered the input of the Chief Executive Officer, as well as the individual experience and performance of the executive. In determining the compensation of our Chief Executive Officer, our Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial and leadership skills to ensure our continued growth and success, (iii) the Chief Executive Officer’s role relative to other Named Executive Officers and (iv) the considerable length of his 14-year service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets and short-term incentive target opportunity, and equity-based compensation for 2008 were competitive for chief executive officers in the sector. The Chief Executive Officer was not present during voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief

1 Where sufficient data was not available in the semiconductor survey data — for example, for a VP/General Manager position — the Comparator Group data reflected survey data regarding high-technology companies, which included a larger survey sample. Semiconductor companies included in the survey had average annual revenue of approximately $1 billion, whereas the high-technology companies included in the survey were segregated based on the annual revenue of the general manager’s business unit.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Executive Officer regarding the compensation of all of his direct reports, including the other Named Executive Officers.

What are the Components of Executive Compensation?

The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, medical and insurance benefits. Consistent with our objective of ensuring executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our full-time employees, and we do not provide medical or insurance benefits to Named Executive Officers that are significantly different from those offered to other full-time employees.

Base Salary

Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by its consultant. Based on these factors, base salaries of the Named Executive Officers were generally targeted at the Comparator Group median, and in certain instances were targeted closer to the 75th percentile based on role, responsibility, performance and length of service. After considering all these factors, base salary adjustments ranges from 0% to 7% with the average base salary adjustment made for Named Executive Officers for fiscal year 2008 being 3.7%.

Short-Term Incentives

Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2008, the Compensation Committee adopted the 2008 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term incentive awards that could be earned semi-annually by certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of certain corporate performance metrics established on a semi-annual basis. Short-term incentives are intended to motivate and reward executives by tying a significant portion of their total compensation to the Company’s achievement of pre-established performance metrics that are generally short-term (i.e., less than one year). In establishing the short-term incentive plan, the Compensation Committee first determined a competitive short-term incentive target for each Named Executive Officer based on the Comparator Group data, and then set threshold, target and maximum incentive payment levels. At the target payout level, Skyworks’ short-term incentive was designed to result in an incentive payout equal to the median of the Comparator Group, while a maximum incentive payout for exceeding the corporate performance metrics would result in a payout above the median of the Comparator Group, and a threshold payout for meeting the minimal corporate performance metrics would result in a payout below the median. The following is the incentive payment levels the Named Executive Officers could earn in fiscal year 2008 (shown as a percentage of base salary), depending on the Company’s achievement of the performance metrics. Actual performance between the threshold and the target metrics or between the target and maximum metrics was determined based on a linear sliding scale.

	Threshold	Target	Maximum

Chief Executive Officer	30%	100%	200%
Other Named Executive Officers	20%	60%	120%

For fiscal year 2008, in establishing the Incentive Plan, the Compensation Committee considered the fact that our primary corporate goal was to increase revenue in excess of the market growth rate by gaining market share, while at the same time leveraging our fixed cost structure to generate higher earnings. As in the prior year, for fiscal year 2008, the Compensation Committee split the Incentive Plan into two six month performance periods, with the performance metrics focused on achieving corporate revenue, non-GAAP gross margin and specified non-GAAP

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

operating income targets, in addition to a cash and customer satisfaction quality metric. The weighting of the different metrics for the first half of fiscal year 2008 is set forth as follows.

		Non-GAAP	Non-GAAP
		Operating	Gross		Cash
	Revenue	Income $	Margin %	Quality	Metric

President and Chief Executive Officer; Vice President and Chief Financial Officer	20%	40%	20%	10%	10%
Vice President, Worldwide Operations	20%	20%	40%	10%	10%
Executive Vice President and General Manager, Front-End Solutions (“FES”)	30% (based on FES revenue)	20%	30% (based on FES revenue)	10%	10%
Senior Vice President, Sales and Marketing	30%	20%	30%	10%	10%

Because the Company exceeded each of its target performance metrics for the first half of the year, the Chief Executive Officer earned a first half incentive award equal to approximately 89% of his annual base salary and each of the other Named Executive Officers earned a first half incentive award equal to approximately between 50% to 57% of his respective annual base salary. In accordance with the provisions of the Incentive Plan, incentive payments for the first six month performance period were capped at 80% of the award earned, with 20% of the award earned held back until the end of the fiscal year to ensure sustained financial performance. The amount held back was subsequently paid after the end of the fiscal year as the Company sustained its financial performance throughout fiscal year 2008.

For the second half of fiscal year 2008, the Committee again established performance metrics based on achieving specified revenue, non-GAAP gross margin, non-GAAP operating income targets and a cash and customer satisfaction quality metric. The weighting of the different metrics for the second half of fiscal year 2008 is set forth as follows.

		Non-GAAP	Non-GAAP
		Operating	Gross		Cash
	Revenue	Income $	Margin %	Quality	Metric

President and Chief Executive Officer; Vice President and Chief Financial Officer	30%	30%	20%	10%	10%
Vice President Worldwide Operations	30%	20%	30%	10%	10%
Executive Vice President and General Manager, Front-End Solutions	40% (based on FES revenue)	20%	20% (based on FES revenue)	10%	10%
Senior Vice President, Sales and Marketing	40%	20%	20%	10%	10%

In determining the weightings among the Named Executive Officers, the Compensation Committee’s goal was to align the incentive compensation of each Named Executive Officer with the performance metrics such executive could most impact. For instance, the performance metrics for the Chief Executive Officer, Chief Financial Officer and Vice President Worldwide Operations were designed to focus such executives on improving the Company’s competitive position and achieving profitable growth overall. The performance metrics for the Executive Vice President and General Manager, Front-End Solutions were designed to focus such executive on business unit revenue (i.e., the ramping of new products and expansion of the customer base), and the performance metrics for the Senior Vice President, Sales and Marketing were designed to focus such executive on increasing overall corporate revenue while at the same time increasing gross margin.

In the second half of the year, the Company met or exceeded its targets. Accordingly, the Chief Executive Officer earned a second half incentive award equal to approximately 93% of his annual base salary, and the other Named Executive Officers earned second half incentive awards ranging from approximately 49% to 56% of their respective annual base salaries. The Compensation Committee determined to pay, in lieu of cash, unrestricted

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

common stock of the Company for the portion of each of the Named Executive Officers second half short-term incentive earned above the “target” level. Accordingly, the Chief Executive Officer, the Chief Financial Officer, the Vice President, Worldwide Operations, the Executive Vice President and General Manager, Front-End Solutions, and Senior Vice President, Sales and Marketing received approximately 46%, 46%, 39%, 42% and 46% of their respective second half incentive payments in the form of unrestricted common stock of the Company.

For the full fiscal year, the total payments under the Incentive Plan to the Chief Executive Officer, Chief Financial Officer, the Vice President, Worldwide Operations, the Executive Vice President and General Manager, Front-End Solutions, and Senior Vice President, Sales and Marketing were approximately 182%, 109%, 99%, 109% and 108% of their respective annual base salaries.

The target financial performance metrics established by the Compensation Committee under the Incentive Plan are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum financial performance metrics established by the Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the maximum metrics. The Compensation Committee believes it is appropriate to retain this discretion in order to make short-term incentive awards in extraordinary circumstances. No such discretion was exercised under the Incentive Plan for fiscal year 2008.

Long-Term Stock-Based Compensation

The Compensation Committee makes stock-based compensation awards to executive officers on an annual basis. Stock-based compensation awards are intended to align the interests of our executive officers with stockholders, and reward them for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a pre-scheduled Compensation Committee meeting. For fiscal year 2008, the Compensation Committee made awards to executive officers, including certain Named Executive Officers, on November 6, 2007, at a regularly scheduled Compensation Committee meeting. Stock options awarded to executive officers at the meeting had an exercise price equal to the closing price of the Company’s common stock on the meeting date.

In making stock-based compensation awards to certain executive officers for fiscal year 2008, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the outstanding number of shares that are typically used for employee compensation programs (i.e., “burn rate” and “overhang”). The Compensation Committee then set the number of Skyworks shares of common stock that would be made available for executive officer awards at approximately the median of the Comparator Group based on the business need, internal and external circumstances and RiskMetrics/ISS guidelines. The Compensation Committee then reviewed the Comparator Group by executive position to determine the allocation of the available shares among the executive officers. The Compensation Committee then attributed a long-term equity-based compensation value to each executive officer. One-half of that value was converted to a number of stock options using an estimated Black-Scholes value, and the remaining half was converted to a number of restricted stock awards based on the fair market value of the common stock. The Compensation Committee’s rationale for awarding restricted shares included providing an award that would have a fixed monetary value for retention purposes, while at the same time providing an incentive to the executive management team towards the common goal of increasing stockholder value. The restricted stock granted in November 2007 contained both performance and service vesting conditions as described in footnote 3 of the “Grant of Plan-Based Awards Table” below.

In addition, in order to increase retention and, at the same time, further align the interest of our executives with stockholders and reward them for significant increases in stockholder value over time, the Compensation Committee awarded performance share awards under the Company’s 2005 Long-Term Incentive Plan in November 2007 to certain employees, including the Named Executive Officers. Receipt of these performance shares is tied to

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

three (3) stock price appreciation targets to be achieved during a three-year performance period ending on November 6, 2010. Specifically, one third (1/3) of the total performance shares will be earned upon each incremental twenty percent (20%) increase in the Company’s stock price over the 60-day trading average of the Company’s common stock immediately preceding the date of grant (the “Base Price”), such that one hundred percent (100%) of the total performance shares would be earned if the Company’s stock price (based on a rolling 60-day trading average) increases at least sixty percent (60%) over the Base Price during the performance period. In addition, an executive must continue service through the end of the performance period in order to receive any performance shares. If the stock price does not increase at least twenty-percent (20%) over the Base Price during the performance period, no shares will be issuable pursuant to an award.

Other Compensation and Benefits

We also provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee’s goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical plans, dental plans, vision plans, life insurance plans and disability insurance plans to executive officers under the same terms as such benefits are offered to all other employees. Additionally, executive officers are permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as all other employees. The Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any SERP or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees.

Although certain Named Executive Officers were historically provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”) — an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation — as a result of deferred compensation legislation under Section 409A of the IRC, effective December 31, 2005, the Company no longer permits employees to make contributions to the plan. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so.

Severance and Change of Control Benefits

None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations and in connection with terminations under certain circumstances following a change of control. A description of the material terms of our severance and change of control arrangements with the Named Executive Officers can be found under the “Potential Payments Upon Termination or Change of Control” section of the Proxy Statement.

The Company believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for two years after termination of employment. Outside of the change in control context, severance benefits are payable to the Named Executive Officers if their employment is involuntarily terminated by the Company without cause, or if a Named Executive Officer terminates his own employment for a good reason (as defined in the agreement). In addition, provided he forfeits certain equity awards and agrees to serve on the Company’s Board of Directors for a minimum of two (2) years, the Chief Executive Officer is entitled to certain severance benefits upon termination of his employment for any reason on or after January 1, 2010. The Compensation Committee believes that this provision facilitates his retention with the Company. The level of each Named Executive Officer’s severance or other termination benefit is

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

generally tied to their respective annual base salary and targeted short-term incentive opportunity (or past short-term incentive earned).

Additionally, the Named Executive Officers would receive enhanced severance and other benefits if their employment terminated under certain circumstances in connection with a change in control of the Company which benefits are described in detail under the “Potential Payments Upon Termination or Change of Control” section of the Proxy Statement below. The Named Executive Officers are also entitled to receive a tax gross-up payment (with a $500,000 cap for Named Executive Officers other than the Chief Executive Officer) if they become subject to the 20% golden parachute excise tax imposed by Section 280G of the IRC, as the Company believes that the executives should be able to receive their contractual rights to severance without being subject to punitive excise taxes. The Company further believes these enhanced severance benefits are appropriate because the occurrence, or potential occurrence, of a change in control transaction would likely create uncertainty regarding the continued employment of each Named Executive Officer, and these enhanced severance protections encourage the Named Executive Officers to remain employed with the Company through the change in control process and to focus on enhancing stockholder value both before and during the change in control process.

Lastly, each Named Executive Officer’s outstanding unvested stock options and restricted stock awards fully vest upon the occurrence of a change in control. The Company believes this accelerated vesting is appropriate given the importance of long-term equity awards in our executive compensation program and the uncertainty regarding the continued employment of Named Executive Officers that typically occurs in a change in control context. The Company’s view is that this vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their options and restricted stock awards because of a change in control of the Company.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Compensation Tables for Named Executive Officers

Summary Compensation Table

The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2008 and fiscal year 2007.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year		Salary ($)	($)(2)	($)(2)	($)(3)	($)(4)	($)

David J. Aldrich	2008		$583,404	$1,936,986	$933,064	$1,048,220	$12,191	$4,513,865
President and Chief Executive Officer	2007		$552,000	$837,318	719,233	691,276	$11,838	2,811,665
Donald W. Palette	2008		$305,769	$195,917	$195,653	$328,138	$12,199	$1,037,676
Vice President and Chief Financial Officer	2007	(1)	$34,615	$5,005	$18,507	$56,354	$340	$114,821
Gregory L. Waters	2008		$370,635	$393,257	$270,445	$397,347	$9,464	$1,441,148
Executive Vice President and General Manager, Front-End Solutions	2007		$353,000	$240,198	$325,824	$252,715	$9,810	$1,181,547
Liam K. Griffin	2008		$344,000	$568,901	$249,207	$365,526	$82,132	$1,609,766
Senior Vice President, Sales and Marketing	2007		$318,000	$201,410	$189,483	$256,603	$136,062	$1,101,558
Bruce J. Freyman	2008		$343,000	$344,246	$313,207	$335,879	$11,218	$1,347,550
Vice President, Worldwide Operations	2007		$325,000	$121,820	$258,473	$262,252	$10,189	$977,734

(1)	Mr. Palette was hired as Chief Financial Officer effective August 20, 2007 at an annual salary of $300,000. In addition, he was guaranteed a short-term incentive payment for fiscal year 2007 equal to 25% of the incentive payout he would have received under the 2007 Incentive Plan had he been employed for the entire fiscal year.

(2)	The aggregate dollar amount of the expense recognized in fiscal years 2008 and 2007 for outstanding stock and options was determined in accordance with the provisions of FAS 123(R), but without regard to any estimated forfeitures related to service-based vesting provisions. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123(R), see Note 10 of the Company’s financial statements included in the 2008 Annual Report included herein.

(3)	Reflects amounts paid to the Named Executive Officers pursuant to the Incentive Plan. For the second half of fiscal year 2008, the portion of the Incentive Plan attributable to Company performance above the “target” performance metric was paid in the form of unrestricted common stock of the Company as follows: Mr. Aldrich ($248,508), Mr. Palette ($77,794), Mr. Waters ($80,866), Mr. Griffin ($87,342) and Mr. Freyman ($64,839). The number of shares awarded in lieu of cash was based on the fair market value of the common stock on November 4, 2008, the date the second half Incentive Plan payment was approved by the Compensation Committee. For fiscal year 2007, all short-term incentive payments were made in cash.

(4)	“All Other Compensation” includes the Company’s contributions to each Named Executive Officer’s 401(k) plan account and the cost of group term life insurance premiums. Mr. Griffin’s amount includes subsidized mortgage and miscellaneous relocation expenses of $72,381 and $124,741 for fiscal years 2008 and 2007, respectively.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Grants of Plan-Based Awards Table

The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2008, including incentive awards payable under our Fiscal Year 2008 Executive Incentive Plan.

								All Other	All Other
								Stock	Option	Exercise
								Awards:	Awards:	or Base	Grant
		Possible Payouts Under			Estimated Future Payouts			Number	Number of	Price of	Date Fair
		Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Option	Value of
		Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	Awards	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Sh)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	(5)	Awards

David J. Aldrich	11/6/2007	$172,500	$575,000	$1,150,000	150,000	300,000	450,000	90,000	180,000	$9.33	$4,605,429
President and Chief Executive Officer
Donald W. Palette	11/6/2007	$60,000	$180,000	$360,000	17,500	35,000	52,500	10,000	20,000	$9.33	$529,064
Vice President and Chief Financial Officer
Gregory L. Waters	11/6/2007	$73,000	$219,000	$438,000	20,000	40,000	60,000	25,000	50,000	$9.33	$828,186
Executive Vice President and General Manager, Front-End Solutions
Liam K. Griffin	11/6/2007	$68,000	$204,000	$408,000	50,000	100,000	150,000	25,000	50,000	$9.33	$1,452,786
Senior Vice President, Sales and Marketing
Bruce J. Freyman	11/6/2007	$67,600	$202,800	$405,600	25,000	50,000	75,000	22,500	45,000	$9.33	$891,107
Vice President, Worldwide Operations

(1)	Actual performance between the Threshold and Target metrics are paid on a linear sliding scale beginning at the Threshold percentage and moving up to the Target percentage. The same linear scale applies for performance between Target and Maximum metrics. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. For fiscal year 2008, the portion of the Incentive Plan payment attributable to Company performance above the Target level for the second half of the fiscal year was paid to the Named Executive Officers in the form of unrestricted common stock of the Company.

(2)	Represents performance share awards made under the Company’s 2005 Long-Term Incentive Plan. Receipt of the performance shares is tied to three (3) stock price appreciation targets to be achieved during a three-year performance period ending on November 6, 2010. Specifically, one third (1/3) of the total performance shares will be earned upon each incremental twenty percent (20%) increase in the Company’s stock price over the 60-day trading average of the Company’s common stock immediately preceding the date of grant (the “Base Price”), such that one hundred percent (100%) of the total performance shares would be earned if the Company’s stock price (based on a rolling 60-day trading average) increases at least sixty percent (60%) over the Base Price during the performance period. In addition, an executive must continue service through the end of the performance period in order to receive any performance shares. If the stock price does not increase at least twenty-percent (20%) over the Base Price during the performance period, no shares will be issuable pursuant to an award.

(3)	On November 6, 2007, the Named Executive Officers were granted shares of restricted stock containing both performance and service vesting conditions. The performance condition allows for accelerated vesting of the award as of the first anniversary, second anniversary and, if not previously accelerated, the third anniversary of the grant date. Specifically, if the Company’s stock performance meets or exceeds the 60th percentile of its selected peer group for the years ended on each of the first three anniversaries of the grant date, then one-third of the award vests upon each anniversary (up to 100%). If the restricted stock recipient meets the service condition but not the performance condition in years one, two, three and four, the restricted stock would vest in three equal installments on the second, third and fourth anniversaries of the grant date. In November 2007, the first one-

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

third of the restricted stock vested as the Company’s stock performance exceeded the 60th percentile of the peer group.

(4)	The options vest over four years at a rate of 25% per year commencing one year after the date of grant, provided the holder of the option remains employed by the Company. Options may not be exercised beyond three months after the holder ceases to be employed by the Company, except in the event of termination by reason of death or permanent disability, in which event the option may be exercised for specific periods not exceeding one year following termination.

(5)	Stock options awarded to executive officers had an exercise price equal to the closing price of the Company’s common stock on the grant date.

Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of Fiscal Year 2008.

							Stock Awards
										Equity	Equity
										Incentive	Incentive
	Option Awards									Plan	Plan
				Equity						Awards:	Awards:
				Incentive						Number of	Market or
				Plan			Number		Market	Unearned	Payout Value
				Awards:			of Shares		Value of	Shares,	of Unearned
	Number of	Number of		Number of			or Units		Shares or	Units or	Shares,
	Securities	Securities		Securities			of Stock		Units of	Other	Units
	Underlying	Underlying		Underlying			That		Stock	Rights	or Other
	Unexercised	Unexercised		Unexercised	Option		Have		That	That	Rights That
	Options	Options		Unearned	Exercise	Option	Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)(9)	($)

David J. Aldrich	67,000	0		0	$16.359	4/27/09	208,843	(2)	$1,560,057	300,000	$2,241,000
President and Chief	13,000	0		0	$16.359	4/27/09
Executive Officer	40,000	0		0	$27.282	9/13/09
	75,000	0		0	$44.688	4/26/10
	75,000	0		0	$28.938	10/6/10
	160,000	0		0	$13.563	4/4/11
	175,000	0		0	$12.650	4/25/12
	225,000	0		0	$4.990	6/26/12
	500,000	0		0	$9.180	1/7/14
	205,691	68,563	(3)	0	$8.930	11/10/14
	125,000	125,000	(4)	0	$4.990	11/8/12
	62,500	187,500	(5)	0	$6.730	11/7/13
	0	180,000	(6)	0	$9.330	11/6/14
Donald W. Palette	50,000	150,000	(7)	0	$7.500	8/20/14	28,750	(2)	$214,763	35,000	$261,450
Vice President and	0	20,000	(6)	0	$9.330	11/6/14
Chief Financial Officer
Gregory L. Waters	225,000	0		0	$5.320	4/17/13	54,433	(2)	$406,615	40,000	$298,800
Executive Vice President	100,000	0		0	$9.180	1/7/14
and General Manager,	48,398	16,132	(3)	0	$8.930	11/10/14
Front-End Solutions	50,000	50,000	(4)	0	$4.990	11/8/12
	18,750	56,250	(5)	0	$6.730	11/7/13
	0	50,000	(6)	0	$9.330	11/6/14
Liam K. Griffin	100,000	0		0	$24.780	9/7/11	54,433	(2)	$406,615	100,000	$747,000
Senior Vice President,	50,000	0		0	$12.650	4/25/12
Sales and Marketing	50,000	0		0	$4.990	6/26/12
	110,000	0		0	$9.180	1/7/14
	48,398	16,132	(3)	0	$8.930	11/10/14
	35,000	35,000	(4)	0	$4.990	11/8/12
	18,750	56,250	(5)	0	$6.730	11/7/13
	0	50,000	(6)	0	$9.330	11/6/14
Bruce J. Freyman	187,500	62,500	(8)	0	$5.120	5/2/15	42,500	(2)	$317,475	50,000	$373,500
Vice President,	20,000	20,000	(4)	0	$4.990	11/8/12
Worldwide Operations	15,000	45,000	(5)	0	$6.730	11/7/13
	0	45,000	(6)	0	$9.330	11/6/14

(1)	Assumes a price of $7.47 per share, the fair market value as of October 3, 2008.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

(2)	Other than Mr. Palette’s restricted stock grant on August 20, 2007, which was made as part of a new hire grant package and vests 25% per year over 4 years, unvested restricted shares are comprised of 100% of the November 6, 2007 grant, 66% of November 7, 2006 grant and 25% of May 10, 2005 grant. The restricted stock awards made on November 6, 2007 and November 7, 2006, each have both performance and service based vesting conditions. The performance condition allows for accelerated vesting of an award as of the first anniversary, second anniversary and, if not previously accelerated, the third anniversary of the grant date. Specifically, if the Company’s stock performance meets or exceeds the 60th percentile of its selected peer group for the years ended on each of the first three anniversaries of the grant date, then one-third of the award vests upon each anniversary (up to 100%). If the restricted stock recipient meets the service condition but not the performance condition in years one, two, three and four, the restricted stock would vest in three equal installments on the second, third and fourth anniversaries of the grant date. In November 2007, the first one-third of the restricted stock vested since the Company’s stock performance exceeded the 60th percentile of the peer group. In November 2008, another 33% of the November 7, 2006 grant, as well as the first 33% of the November 6, 2007 grant, vested as a result of a performance accelerator triggered as the Company exceeded the 60th percentile of it peers on the basis of stock performance. In addition, the last 33% of the November 7, 2006 grant vested in November 2008 as a result of the passage of time. The May 10, 2005 grant vests 25% per year over 4 years.

(3)	These options were granted on November 10, 2004 and vested at a rate of 25% per year until they became fully vested on November 10, 2008.

(4)	These options were granted on November 8, 2005 and vest at a rate of 25% per year until fully vested on November 8, 2009.

(5)	These options were granted on November 7, 2006 and vest at a rate of 25% per year until fully vested on November 7, 2010.

(6)	These options were granted on November 6, 2007 and vest at a rate of 25% per year until fully vested on November 6, 2011.

(7)	These options were granted on August 20, 2007 and vest at a rate of 25% per year until fully vested on August 20, 2011.

(8)	These options were granted on May 2, 2005 and vest at a rate of 25% per year until fully vested on May 2, 2009.

(9)	Reflects performance shares awarded to the Named Executive Officers on November 6, 2007 at the target level, and as specified in the “Estimated Future Payouts Under Equity Incentive Plan Awards” section of the “Grants of Plan-Based Awards Table” above.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Option Exercises and Stock Vested Table

The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(2)

David J. Aldrich President and Chief Executive Officer	30,000	$139,440	143,843	$1,259,289
Donald W. Palette Vice President and Chief Financial Officer	0	$0	6,250	$58,125
Gregory L. Waters Executive Vice President and General Manager, Front-End Solutions	0	$0	41,934	$365,225
Liam K. Griffin Senior Vice President, Sales and Marketing	0	$0	34,434	$301,925
Bruce J. Freyman Vice President, Worldwide Operations	0	$0	20,000	$177,700

(1)	Includes restricted stock that vested on November 6, 2007 and November 8, 2007 for Mr. Aldrich (125,000 shares), Mr. Waters (37,500 shares), Mr. Griffin (30,000 shares) and Mr. Freyman (20,000 shares) and restricted stock that vested on May 12, 2008 for Mr. Aldrich (18,843), Mr. Waters (4,434), and Mr. Griffin (4,434). For Mr. Palette, the table includes restricted stock that vested August 20, 2008 (6,250 shares).

(2)	Represents the aggregate fair market value of the stock awards on the applicable vesting dates.

Nonqualified Deferred Compensation Table

In prior fiscal years, certain executive officers were provided an opportunity to participate in the Company’s Executive Compensation Plan, an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation, as a result of deferred compensation legislation under Section 409A of the IRC. Effective December 31, 2005, the Company no longer permits employees to make contributions to the Executive Compensation Plan. Mr. Aldrich is the only Named Executive Officer that participated in the Executive Compensation Plan. Mr. Aldrich’s contributions are credited with earnings/losses based upon the performance of the investments he selects. Upon retirement, as defined, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while it was active, it never made any company contributions.

The following table summarizes the aggregate earnings in the fiscal year 2008 for Mr. Aldrich under the Executive Compensation Plan.

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals /	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)(1)

David J. Aldrich, President and Chief Executive Officer	$0	$0	$(243,280)	$0	$621,167

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

(1)	Balance as of October 3, 2008. This amount is comprised of Mr. Aldrich’s individual contributions and the return/(loss) generated from the investment of those contributions.

Potential Payments Upon Termination or Change of Control

Chief Executive Officer

In January 2008, the Company entered into an amended and restated Change of Control / Severance Agreement with Mr. David J. Aldrich (the “Aldrich Agreement”), the Company’s Chief Executive Officer. The Aldrich Agreement sets out severance benefits that become payable if, within two (2) years after a change of control, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) voluntarily terminates his employment. The severance benefits provided to Mr. Aldrich in such circumstances will consist of the following: (i) a payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for a period of eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, Mr. Aldrich’s Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards.

The Aldrich Agreement also sets out severance benefits outside of a change of control that become payable if, while employed by the Company, Mr. Aldrich either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to such termination and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the termination occurs or (y) the target annual short incentive award for the year in which the termination occurs); and (ii) full acceleration of the vesting of all outstanding stock options and restricted stock awards, with such stock options to remain exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), and, with respect to any performance share awards outstanding, shares subject to such award will be deemed earned to the extent any such shares would have been earned pursuant to the terms of such award as of the day prior to the date of such termination (without regard to any continued service requirement) (collectively, “Severance Benefits”). In the event of Mr. Aldrich’s death or disability, all outstanding stock options will vest in full and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

In addition, the Aldrich Agreement provides that if Mr. Aldrich voluntarily terminates his employment after January 1, 2010, subject to certain notice requirements and his availability to continue to serve on the Board of Directors of the Company and as chairman of a committee thereof for up to two (2) years, he shall be entitled to the Severance Benefits; provided however, that all Company stock options, stock appreciation rights, restricted stock, and any other equity-based awards, which were both (a) granted to him in the eighteen (18) month period prior to such termination and (b) scheduled to vest more than two (2) years from the date of such termination, will be forfeited.

The Aldrich Agreement is intended to be compliant with Section 409A of the IRC and has a three (3) year term. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Other Named Executive Officers

In January 2008, the Company entered into new Change of Control / Severance Agreements with each of Bruce J. Freyman, Liam K. Griffin, Donald W. Palette and Gregory L. Waters (the “COC Agreement”). Each COC Agreement sets out severance benefits that become payable if, within twelve (12) months after a change of control, the executive either (i) is involuntarily terminated without cause or (ii) terminates his employment for good reason. The severance benefits provided to the executive in such circumstances will consist of the following: (i) a payment equal to two (2) times the sum of (A) his annual base salary immediately prior to the change of control and (B) his annual short-term incentive award (calculated as the greater of (x) the average short-term incentive awards received for the three years prior to the year in which the change of control occurs or (y) the target annual short incentive award for the year in which the change of control occurs); (ii) all then outstanding stock options will remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) continued medical benefits for eighteen (18) months after the termination date. The foregoing payments are subject to a gross-up payment limited to a maximum of $500,000 for any applicable excise taxes incurred under Section 4999 of the IRC. Additionally, in the event of a change of control, each COC Agreement provides for full acceleration of the vesting of all then outstanding stock options and restricted stock awards and partial acceleration of any outstanding performance share awards. In the case of Mr. Freyman’s COC Agreement, the severance payment due will be paid out in bi-weekly installments over a 12 month period.

Each COC Agreement also sets out severance benefits outside a change of control that become payable if, while employed by the Company, the executive is involuntarily terminated without cause. The severance benefits provided to the executive under such circumstance will consist of the following: (i) a payment equal to the sum of (x) his annual base salary and (y) any short-term incentive award then due; and (ii) all then vested outstanding stock options will remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms). In the case of Mr. Freyman’s COC Agreement, any severance payment due will be paid out in bi-weekly installments over a 12 month period. In the event the executive’s death or disability, all outstanding stock options will vest and remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Each COC Agreement is intended to be compliant with Section 409A of the IRC and has an initial two (2) year term, which is thereafter renewable on an annual basis for up to five (5) additional years upon mutual agreement of the Company and the executive. Additionally, each COC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and, except for Mr. Freyman’s COC Agreement, each contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. Mr. Freyman’s COC Agreement contains non-solicitation provisions applicable to him while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the above-referenced agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of Skyworks; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors of Skyworks; (iii) the acquisition of Skyworks by means of a reorganization, merger, consolidation or asset sale; or (iv) the approval of a liquidation or dissolution of Skyworks. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of Skyworks; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: a material diminution in (i) base compensation or (ii) authority, duties or responsibility, (iii) a material change in office location, or (iv) any action or inaction constituting a material breach by Skyworks of the terms of the agreement.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

The following table summarizes payments and benefits that would be made to the Named Executive Officers under their current change of control/severance agreements with the Company in the following circumstances as of October 3, 2008:

•	termination without cause or for good reason in the absence of a change of control;

•	termination without cause of for good reason after a change of control;

•	after a change of control not involving a termination of employment for good reason or for cause; and

•	in the event of termination of employment because of death or disability.

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

The following table does not reflect any equity awards made after October 3, 2008.

		Before	After
		Change in	Change in
		Control:	Control:
		Termination	Termination
		w/o Cause	w/o Cause
		or for	or for	Upon Change	Death/
		Good Reason	Good Reason	in Control	Disability
Name	Benefit	(1)	(1)	(1)	(1)

David J. Aldrich	Salary and Short-Term Incentive(4)	$2,316,808	$2,896,009	$0	$0
President and Chief	Accelerated Options	$448,750	$448,750	$448,750	$448,750
Executive Officer(2)	Accelerated Restricted Stock	$1,560,057	$1,560,057	$1,560,057	$0
	Accelerated Performance Shares	$0	$2,241,000	$2,241,000	$0
	Medical	$0	$20,010	$0	$0
	Excise Tax Gross-Up(3)	$0	$1,809,272	$0	$0

	TOTAL	$4,325,615	$8,975,098	$4,249,807	$448,750

Donald W. Palette	Salary and Short-Term Incentive(4)	$485,769	$971,539	$0	$0
Vice President and	Accelerated Options	$0	$0	$0	$0
Chief Financial Officer	Accelerated Restricted Stock	$0	$214,763	$214,763	$0
	Accelerated Performance Shares	$0	$261,450	$261,450	$0
	Medical	$0	$22,567	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$485,769	$1,970,319	$476,213	$0

Gregory L. Waters	Salary and Short-Term Incentive(4)	$589,635	$1,179,269	$0	$0
Executive Vice President	Accelerated Options	$0	$165,625	$165,625	$165,625
and General Manager,	Accelerated Restricted Stock	$0	$406,615	$406,615	$0
Front-End Solutions	Accelerated Performance Shares	$0	$298,800	$298,800	$0
	Medical	$0	$22,567	$0	$0
	Excise Tax Gross-Up(3)	$0	$0	$0	$0

	TOTAL	$589,635	$2,072,876	$871,040	$165,625

Liam K. Griffin	Salary and Short-Term Incentive(4)	$548,000	$1,096,000	$0	$0
Senior Vice President,	Accelerated Options	$0	$128,425	$128,425	$128,425
Sales and Marketing	Accelerated Restricted Stock	$0	$406,615	$406,615	$0
	Accelerated Performance Shares	$0	$747,000	$747,000	$0
	Medical	$0	$22,567	$0	$0
	Excise Tax Gross-Up(3)	$0	$500,000	$0	$0

	TOTAL	$548,000	$2,900,607	$1,282,040	$128,425

Bruce J. Freyman	Salary and Short-Term Incentive(4)	$545,800	$1,091,600	$0	$0
Vice President,	Accelerated Options	$0	$229,775	$229,775	$229,775
Worldwide Operations	Accelerated Restricted Stock	$0	$317,475	$317,475	$0
	Accelerated Performance Shares	$0	$373,500	$373,500	$0
	Medical	$0	$20,010	$0	$0
	Excise Tax Gross-Up(3)	$0	$0	$0	$0

	TOTAL	$545,800	$2,032,360	$920,750	$229,775

(1)	Assumes a price of $7.47 per share, based on the closing sale price of the Company’s common stock on the NASDAQ Global Select Market on October 3, 2008. Excludes Mr. Aldrich’s contributions to deferred compensation plan as there have been no employer contributions.

(2)	Good reason in change in control circumstances for Mr. Aldrich includes voluntarily terminating employment.

(3)	Other than Mr. Aldrich, other Named Executive Officers excise tax gross-up capped at $500,000.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

(4)	Assumes an Incentive Plan payment at the target level, and does not include the value of accrued vacation/paid time off to be paid upon termination as required by law.

Director Compensation

Directors who are not employees of the Company are paid, in quarterly installments, an annual retainer of $50,000. Additional annual retainers are paid, in quarterly installments, to the Chairman of the Board ($17,500); the Chairman of the Audit Committee ($15,000); the Chairman of the Compensation Committee ($10,000); and the Chairman of the Nominating and Governance Committee ($5,000). Additional annual retainers are also paid, in quarterly installments, to directors who serve on committees in roles other than as Chairman as follows: Audit Committee ($5,000); Compensation Committee ($3,000); and Nominating and Corporate Governance Committee ($2,000). In addition, the Compensation Committee retains discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director(s) for extraordinary service during a fiscal year.

In addition, as the 2008 Director Long-Term Incentive Plan (the “2008 Director’s Plan”) was approved by the stockholders at the 2008 Annual Meeting of the Stockholders, non-employee directors now receive the following stock-based compensation: each non-employee director, when first elected to serve as a director, automatically receives a nonqualified stock option to purchase 25,000 shares of common stock, at an exercise price equal to the fair market value of the common stock on the date of grant, and a restricted stock award for 12,500 shares of common stock. In addition, following each annual meeting of stockholders each non-employee director who was continuing in office or re-elected receives a restricted stock award for 12,500 shares. Unless otherwise determined by the Board of Directors, the nonqualified stock options awarded under the 2008 Director’s Plan will vest in four (4) equal annual installments and the restricted stock awards under the 2008 Director’s Plan will vest in three (3) equal annual installments. In the event of a change of control of the Company, the outstanding options and restricted stock under the 2008 Director’s Plan shall become fully exercisable and deemed fully vested, respectively.

No director who is also an employee receives separate compensation for services rendered as a director. David J. Aldrich is currently the only director who is also an employee of the Company.

Director Compensation Table

The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2008.

	Fees Earned
	or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($)(1)(2)	($)(1)(2)	($)

David J. McLachlan, Chairman	$72,000	$14,922	$56,310	$143,232
Timothy R. Furey	$62,000	$14,922	$56,310	$133,232
Kevin L. Beebe	$63,000	$14,922	$85,604	$163,526
David P. McGlade	$60,000	$14,922	$90,015	$164,937
Robert A. Schriesheim	$63,000	$14,922	$59,996	$137,918
Balakrishnan S. Iyer	$57,000	$14,922	$56,310	$128,232
Moiz M. Beguwala	$50,000	$14,922	$56,310	$121,232
Thomas C. Leonard	$50,000	$14,922	$56,310	$121,232

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the year ended October 3, 2008 in accordance with FAS 123(R) and, accordingly, includes amounts from options granted prior to fiscal year 2008. For a description of the assumptions used in calculating the fair value of equity awards under FAS 123(R), see Note 10 of the Company’s Original Filing. The non-employee members of our board of

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

directors who held such position on October 3, 2008 held the following aggregate number of unexercised options as of such date:

Number of
Securities Underlying
Name	Unexercised Options

David J. McLachlan, Chairman	180,000
Timothy R. Furey	165,000
Kevin L. Beebe	105,000
David P. McGlade	90,000
Robert A. Schriesheim	60,000
Balakrishnan S. Iyer	493,705
Moiz M. Beguwala	362,961
Thomas C. Leonard	150,000

(2)	The following table presents the fair value of each grant of restricted stock in 2008 to non-employee members of our board of directors, computed in accordance with FAS 123(R):

		Number	Grant Date
	Grant	of Securities	Fair Value
Name	Date	Awarded	of Shares(1)

David J. McLachlan, Chairman	3/27/08	12,500	$83,420
Timothy R. Furey	3/27/08	12,500	$83,420
Kevin L. Beebe	3/27/08	12,500	$83,420
David P. McGlade	3/27/08	12,500	$83,420
Robert A. Schriesheim	3/27/08	12,500	$83,420
Balakrishnan S. Iyer	3/27/08	12,500	$83,420
Moiz M. Beguwala	3/27/08	12,500	$83,420
Thomas C. Leonard	3/27/08	12,500	$83,420

(1)	Based on the fair market value of $6.88 per share of common stock on March 27, 2008.

Equity Compensation Plan Information

The Company currently maintains ten (10) stock-based compensation plans under which our securities are authorized for issuance to our employees and/or directors:

•	the 1994 Non-Qualified Stock Option Plan

•	the 1996 Long-Term Incentive Plan

•	the Directors’ 1997 Non-Qualified Stock Option Plan

•	the 1999 Employee Long-Term Incentive Plan

•	the Directors’ 2001 Stock Option Plan

•	the Non-Qualified Employee Stock Purchase Plan

•	the 2002 Employee Stock Purchase Plan

•	the Washington Sub, Inc. 2002 Stock Option Plan

•	the 2005 Long-Term Incentive Plan, and

•	the 2008 Director Long-Term Incentive Plan.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Except for the 1999 Employee Long-Term Incentive Plan, the Washington Sub, Inc. 2002 Stock Option Plan and the Non-Qualified Employee Stock Purchase Plan, each of the foregoing stock-based compensation plans was approved by our stockholders. The 1999 Employee Long-Term Incentive Plan is set to expire in April 2009.

A description of the material features of each such plan is provided below under the headings “1999 Employee Long-Term Incentive Plan,” “Washington Sub, Inc. 2002 Stock Option Plan” and “Non-Qualified Employee Stock Purchase Plan.”

The following table presents information about these plans as of October 3, 2008.

Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Stock-Based Compensation
	Outstanding		Outstanding	Plans (Excluding)
	Options, Warrants,		Options, Warrants	Securities Reflected in
Plan Category	and Rights		and Rights	Column (a)
	(a)		(b)	(c)

Stock-based compensation plans approved by security holders	5,258,816	(1)	$9.64	7,852,564(3)
Stock-based compensation plans not approved by security holders	19,401,507		$11.85	1,482,248(4)

Total	24,660,323	(2)	$11.38	9,334,812

(1)	Excludes 1,209,245 unvested restricted shares and 1,200,000 unvested shares under performance shares awards.

(2)	Includes 4,093,906 options held by non-employees (excluding directors).

(3)	No further grants will be made under the 1994 Non-Qualified Stock Option Plan and the Directors’ 1997 Non-Qualified Stock Option Plan.

(4)	No further grants will be made under the Washington Sub Inc. 2002 Stock Option Plan, and the 1999 Plan will expire in April 2009.

1999 Employee Long-Term Incentive Plan

The Company’s 1999 Employee Long-Term Incentive Plan (the “1999 Employee Plan”) provides for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions, which permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment which affects outstanding options be consented to by the holder of the options.

Washington Sub, Inc. 2002 Stock Option Plan

The Washington Sub, Inc. 2002 Stock Option Plan (the “Washington Sub Plan”) became effective on June 25, 2002, in connection with the Merger. At the time of the spin-off of Conexant’s wireless business, outstanding Conexant options granted pursuant to certain Conexant stock-based compensation plans were converted so that following the spin-off and Merger each holder of those certain Conexant options held (i) options to purchase shares of Conexant common stock and (ii) options to purchase shares of Skyworks common stock. The purpose of the Washington Sub Plan is to provide a means for the Company to perform its obligations with respect to these converted stock options. The only participants in the Washington Sub Plan are those persons who, at the time of the

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

Merger, held outstanding options granted pursuant to certain Conexant stock option plans. No further options to purchase shares of Skyworks common stock will be granted under the Washington Sub Plan. The Washington Sub Plan contains a number of sub-plans, which contain terms and conditions that are applicable to certain portions of the options subject to the Washington Sub Plan, depending upon the Conexant stock option plan from which the Skyworks options granted under the Washington Sub Plan were derived. The outstanding options under the Washington Sub Plan generally have the same terms and conditions as the original Conexant options from which they are derived. Most of the sub-plans of the Washington Sub Plan contain provisions related to the effect of a participant’s termination of employment with the Company, if any, and/or with Conexant on options granted pursuant to such sub-plan. Several of the sub-plans under the Washington Sub Plan contain specific provisions related to a change in control of the Company.

Non-Qualified ESPP

The Company also maintains a Non-Qualified Employee Stock Purchase Plan to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified Employee Stock Purchase Plan is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

      SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently comprises, and during fiscal year 2008 was comprised of, Messrs. Beebe, Furey (Chairman), McGlade and Schriesheim. No member of this committee was at any time during the past fiscal year an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of Skyworks has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of Skyworks.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than compensation agreements and other arrangements which are described in “Information About Executive and Director Compensation,” since September 29, 2007 there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy which sets forth the Company’s polices and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater then $120,000, be reviewed by the Company’s General Counsel and approved in advance by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

OTHER PROPOSED ACTION

As of the date of this Proxy Statement, the directors know of no business which is expected to come before the Annual Meeting other than (i) the election of the nominees to the Board of Directors, (ii) the approval of the amended and restated 2005 Long-Term Incentive Plan, and (iii) the ratification of the selection of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2009. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires our directors, executive officers and beneficial owners of at least 10% of our equity securities to file reports of holdings and transactions of securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4 and 5 and any amendments thereto furnished to us, and written representations provided to us, with respect to our fiscal year ended October 3, 2008, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of at least 10% of our common stock with respect to such fiscal year were timely made.

SOLICITATION EXPENSES

Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile or other electronic means by directors, officers or employees of the Company, who will receive no additional

SKYWORKS SOLUTIONS, INC. PROXY STATEMENT

compensation for any such services. We have retained Mellon Investor Services to assist in the solicitation of proxies, at a cost to the Company of approximately $8,000, plus out-of-pocket expenses.

VIEWING OF PROXY MATERIALS VIA THE INTERNET

We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail or via the Internet.

ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2008, as filed with the SEC are available to stockholders without charge via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals or nominations may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2010 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2010 proxy statement, any such proposals or nominations must meet the requirements of Rule 14a-8 under the Exchange Act and be delivered in writing to the Secretary of the Company at its principal offices at 20 Sylvan Road, Woburn, MA 01801, no later than December 30, 2009, and must meet the requirements of Rule 14a-8 under the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. Additionally, the Company must have notice of any stockholder proposal or nomination to be submitted at the 2010 annual meeting (but not required to be included in the proxy statement) not later than February 11, 2010 or, in the event that the 2010 annual meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2009 annual meeting, the later of February 11, 2010 or the 10th day following the day on which public announcement of the date of the 2010 annual meeting is first made by the Company, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

The stockholder’s submission must include, with respect to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address and the number of shares of common stock of the Company which are owned beneficially and of record and must also set forth: (i) as to each person proposed for nomination for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to any other business proposed to be brought before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Proposals or nominations not meeting these requirements will not be entertained at the 2010 annual meeting.

      SKYWORKS SOLUTIONS, INC.

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SKYWORKS SOLUTIONS, INC.
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
1. Purpose
     The purpose of this Amended and Restated 2005 Long-Term Incentive Plan (the “Plan”) of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2. Eligibility
     All of the Company’s employees, officers, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards and cash (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.
3. Administration and Delegation
     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

     (c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
4. Stock Available for Awards
     (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for a number of shares of common stock, $.25 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:
          (1) 27.5 million shares of Common Stock; and
          (2) Such additional number of shares of Common Stock (up to 15 million shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 1999 Employee Long-Term Incentive Plan (the “1999 Plan”) that remain available for grant under the 1999 Plan as of April 26, 2009 and (y) the number of shares of Common Stock subject to awards granted under the 1999 Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right after April 26, 2009.
     (b) Counting of Shares. Subject to adjustment under Section 9, an Option shall be counted against the share limit specified in Section 4(a) as one share for each share of common stock subject to the Option, and an Award that is not an Option (a “Non-Option Award”) shall be counted against the share limit specified in Section 4(a) as one and one-half (1.5) shares for each share of Common Stock issued upon settlement of such Non-Option Award.
     (c) Lapses. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
     (d) Section 162(m) Per-Participant Limit. Without regard to the share counting rules in Section 4(b) hereof, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per calendar year.

For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(d) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
5. Stock Options
     (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Any Option granted pursuant to the Plan is not intended to be an incentive stock option described in Code Section 422 and shall be designated a “Nonqualified Stock Option”.
     (b) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below in subsection (g)(3)) at the time the Option is granted.
     (c) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.
     (d) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
     (e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of seven (7) years.
     (f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

     (g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
          (1) in cash or by check, payable to the order of the Company;
          (2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
          (3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
          (4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or
          (5) by any combination of the above permitted forms of payment.
     (h) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.
6. Stock Appreciation Rights.
     (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive Common Stock determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

     (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.
          (1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.
          (2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
     (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.
7. Restricted Stock; Restricted Stock Units.
     (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) subject to such terms and conditions on the delivery of the shares of Common Stock as the Board shall determine (each Award for Restricted Stock or Restricted Stock Units is referred to herein as a “Restricted Stock Award”).
     (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

     (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
8. Other Stock-Based Awards.
     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”). Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto and any conditions applicable thereto, including without limitation, performance-based conditions.
9. Adjustments for Changes in Common Stock and Certain Other Events.
     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
     (b) Reorganization Events.
          (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
          To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.
          (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the

Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
     (c) Change in Control Events.
          (1) Definition. A “Change in Control Event” will be deemed to have occurred if the Continuing Directors (as defined below) cease for any reason to constitute a majority of the Board. For this purpose, a “Continuing Director” will include any member of the Board as of the Effective Date (as defined below) and any individual nominated for election to the Board by a majority of the then Continuing Directors.
          (2) Consequences of a Change in Control Event on Options. Notwithstanding any other provision of this Plan to the contrary, if a Change in Control Event occurs, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, any options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable shall become fully exercisable to the full extent of the original grant.
          (3) Consequences of a Change in Control Event on Restricted Stock Awards. Notwithstanding any other provision of this Plan to the contrary, if a Change in Control Event occurs, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.
10. General Provisions Applicable to Awards
     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
     (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.
     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
     (f) Amendment of Award. Except as provided in Section 5, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. Except as otherwise provided in Sections 9(c) and 10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
     (i) Performance Awards.
          (1) Grants. Restricted Stock Awards and Other Stock-Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“ Performance Awards ”), subject to the limit in Section 4(d) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $1,500,000 per fiscal year per individual.
          (2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“ Performance-Based Compensation ”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee or subcommittee. “ Covered Employee ” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.
Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: Revenues, net income (loss), operating income (loss), gross profit, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or depreciation and/or amortization, earnings (loss) per share, net cash flow, cash flow from operations, revenue growth, earnings growth, gross margins, operating margins, net margins, inventory management, working capital, return on sales, assets, equity or investment, cash or cash equivalents position, achievement of balance sheet or income statement objectives or total stockholder return, stock price, completion of strategic acquisitions/dispositions, manufacturing efficiency, product quality, customer satisfaction, market share and improvement in financial ratings. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary and/or non-recurring items, (ii) the cumulative effects of changes in accounting principles, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, (vi) amortization of purchased intangibles associated with acquisitions, (vii) compensation expenses related to acquisitions, (viii) other acquisition related charges, (ix) impairment charges, (x) gain or loss on minority equity investments, (xi) non-cash income tax expenses, and (xii) equity-based compensation expenses. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.
          (3) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.
          (4) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.
11. Miscellaneous
     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.
     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (1) increase the number of shares authorized under the Plan (other than pursuant to Section 9), (2) materially increase the benefits provided under the Plan, (3) materially expand the class of participants eligible to participate in the Plan, (4) expand the types of Awards provided under the Plan or (5) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc.
     (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
     (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

SKYWORKS SOLUTIONS, INC. Proxy for Annual Meeting of Stockholders May 12, 2009 SOLICITED BY THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints David J. Aldrich and Mark V. B. Tremallo, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on May 12, 2009, at the Boston Marriott Burlington, One Mall Road, Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 30, 2009, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF Skyworks Solutions, Inc. May 12, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any tou ch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. [Graphic Appears Here] NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meetin g, proxy statement and proxy card are available at www.skyworksinc.com/annualreport Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20333000000000001000 5 051209 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect three (3) members of the Board of Directors of the Company as Class I Directors with terms expiring at the fiscal year 2012 Annual Meeting of Stockholders: NOMINEES: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account , please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN [Graphic Appears Here] [Graphic Appears Here] THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3 . ELECTRONIC ACCE SS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. I/We will attend the annual meeting. [Graphic Appears Here] 2. To approve the amended and restated 2005 Long-Term Incentive Plan. 3. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009. 4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Signature of Stockholder Date: [Graphic Appears Here] [Graphic Appears Here] Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When sig ning as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. O Balakrishnan S. Iyer O Thomas C. Leonard O Robert A. Schriesheim